Exhibit 1.01

CONFLICT MINERALS REPORT OF XILINX, INC.
FOR THE YEAR ENDED DECEMBER 31, 2015

This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding Xilinx’s plans to improve its due diligence processes and further mitigate the risk that necessary conflict minerals in products could benefit armed groups in the Covered Countries, as defined below. Forward-looking statements involve risk and uncertainty. Except as required by law, Xilinx disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Introduction
This Conflict Minerals Report (“Report”) of Xilinx, Inc. (“Xilinx”) for calendar year 2015 is in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Unless otherwise specified, certain terms in this Report are defined in Rule 13p-1 and Form SD.
Rule 13p-1 requires disclosure of certain information when a reporting company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. Such specified minerals, referred to as “conflict minerals,” are columbite-tantalite (coltan), cassiterite, wolframite, gold and their derivatives, which are limited to tantalum, tin, tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (“DRC”) or any country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”).
Company Overview
Xilinx designs and develops programmable devices and associated technologies worldwide. In addition to its programmable platforms, Xilinx provides design services, customer training, field engineering and technical support. Xilinx’s due diligence covered two product categories that contain conflict minerals: i) Silicon Products (semiconductors), and ii) Development Systems Boards and Kits (collectively, the “Covered Products”). Silicon Products, which include integrated circuits in the form of programmable logic devices, including programmable Systems on Chips and three dimensional integrated circuits, comprise the majority of our revenues. Our Development Systems Boards and Kits are designed to customize, streamline and accelerate development for market-specific applications of Xilinx programmable platforms.
As a “fabless” semiconductor company, Xilinx does not own or operate silicon wafer production facilities. Rather, we purchase our wafers from independent foundries, including United Microelectronics Corporation, Taiwan Semiconductor Manufacturing Company Limited, and Samsung Electronics Co., Ltd. Our wafers are sorted by the foundry or independent sort subcontractors. Sorted die are assembled by subcontractors. We purchase most of our assembly from Siliconware Precision Industries Ltd. in Taiwan, and Amkor Technology, Inc. in Korea and the Philippines.
Reasonable Country of Origin Inquiry
Xilinx does not purchase raw ore or unrefined conflict minerals, and does no purchasing in the Covered Countries. Xilinx, as a purchaser, is many steps removed from the mining of the conflict minerals.
Xilinx’s reasonable country of origin inquiries were based on multi-industry initiatives with the smelters and refiners of conflict minerals that provide those conflict minerals to Xilinx’s suppliers or lower-tier suppliers. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Due Diligence Measures
In accordance with Rule 13p-1, Xilinx undertook due diligence measures to determine the source and chain of custody of conflict minerals necessary to the functionality or production of Xilinx’s Silicon Products and Development Systems Boards and Kits. Xilinx designed its due diligence measures to conform, in all material respects, with the due diligence framework in the Organisation for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements Second Edition (OECD 2013) (“OECD Framework”).
Xilinx’s due diligence measures include the following:
Step 1: Establish Strong Company Management Systems

•	Our Conflict Minerals Policy and a Supplier Ethics and Compliance Policy show our commitment to responsible sourcing in our supply chain.

•
Our internal team manages and oversees our conflict minerals due diligence efforts, with representatives from our Supply Chain, Quality, Finance, Legal, Corporate Compliance, and Internal Audit departments.

•
In conducting due diligence on our supply chain sourcing, we followed current industry guidelines under the Conflict Free Sourcing Initiative (“CFSI”) of the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”).

Step 2: Identify and Assess Risks in Our Supply Chain

•	We evaluated our products and associated materials content to identify products that could contain conflict minerals.

•	The identified in-scope suppliers of such products were asked to provide conflict minerals sourcing information using the EICC/GeSI Conflict Minerals Reporting Template (CMRT Revision 3.01 or newer).

•	We required suppliers to provide smelter identification numbers in the CIDxxxxxx format to identify the smelters and refiners that contribute necessary conflict minerals to Xilinx’s Covered Products.
Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	We established procedures for sending supply chain inquiries to our suppliers, reviewing their responses, and following up on missing, incomplete or inconsistent responses.

•	We communicated our intent to discontinue sourcing from suppliers that do not meet our conflict minerals sourcing requirements.

•
We compared the smelters and refiners identified via the supply chain survey against the list of smelters and refiners that have received a “conflict free” designation under the CFSI’s Conflict-Free Smelter Program (“CFSP”), which audits smelters and refiners to ensure that all certified smelters and refiners only use the ore that are conflict free from the Covered Countries.

•
Where a supplier appeared to use a smelter that was not certified or actively seeking certification, we requested that removal of such smelter from our supply chain. If a supplier failed to respond to our request within reasonable time, then we stopped using the supplier until the supplier complied with our request to remove the smelter from our supply chain or ensure the smelter is actively seeking certification.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

•	As we do not source conflict minerals directly from processing facilities, we rely on the published results of third-party audits to validate conflict mineral sourcing in our supply chain.
Step 5: Report on Supply Chain Due Diligence

•	We report our Form SD and Conflict Minerals Report to the SEC in accordance with applicable requirements.

•	We publish our Conflict Minerals Policy, Form SD, and Conflict Minerals Report on our company website at http://www.xilinx.com/about/corporate-responsibilities.html.
Results of Due Diligence Performed
As a result of the due diligence measures described above for calendar year 2015, Xilinx began removing from its supply chain suppliers that did not meet the Xilinx’s conflict mineral sourcing requirements by disqualifying them until they comply. As of December 31, 2015, Xilinx determined that continued due diligence and efforts must be applied to determine the country of origin of the necessary conflict minerals or whether the necessary conflict minerals were from recycle or scrap sources.
Due Diligence and Risk Mitigation Improvements
Since the end of 2013, we have monitored developments on best practices concerning conflict minerals, including participating in the Silicon Valley Conflict Minerals Forum. Xilinx intends to continue taking steps to improve due diligence and to further mitigate the risk that necessary conflict minerals in our products could benefit armed groups in the Covered Countries. These planned steps include:

•	Revising our Corporate Supplier Manual to require the maintenance of a responsible sourcing program;

•	Continuing to drive our suppliers to provide accurate and complete conflict mineral declarations annually;

•	Including reviews and assessments of supplier conflict minerals compliance as part of our supplier audits;

•	Working with our suppliers to require mandatory conflict-free mineral sourcing by calendar year 2017; and

•	Improving our internal program management structure to support our supply chain due diligence.
Conflict Minerals Processing Facilities
The following table lists the smelters and refiners that we believe processed the necessary conflict minerals in our Covered Products, based upon responses to the supply chain survey from our in-scope suppliers for the period covered by this Report. In the “CFSP status” column, processing facilities that are marked with an asterisk were certified as “conflict free” and compliant under the CFSP's assessment and audit protocol or were actively pursuing certification.

Metal	Smelter or Refiner Name	Location	CFSP status
Gold	Advanced Chemical Company	United States	*
Gold	Aida Chemical Industries Co., Ltd.	Japan	*
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	UAE
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	*
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	*
Gold	Argor-Heraeus SA	Switzerland	*
Gold	Asahi Pretec Corporation	Japan	*
Gold	Asahi Refining Canada Limited	Canada	*
Gold	Asahi Refining USA Inc.	United States	*
Gold	Asaka Riken Co., Ltd.	Japan	*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	*
Gold	Aurubis AG	Germany	*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	*
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Swiden	*
Gold	C. Hafner GmbH + Co. KG	Germany	*
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada	*
Gold	Cendres + Métaux S.A.	Switzerland	*
Gold	Chimet S.p.A.	Italy	*
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	*
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	*

Metal	Smelter or Refiner Name	Location	CFSP status
Gold	Do Sung Corporation	Korea, Republic of	*
Gold	DODUCO GmbH	Germany	*
Gold	Dowa	Japan	*
Gold	DSC (Do Sung Corporation)	Korea, Republic of	*
Gold	Eco-System Recycling Co., Ltd.	Japan	*
Gold	Elemetal Refining, LLC	United States	*
Gold	Emirates Gold DMCC	UAE	*
Gold	Faggi Enrico S.p.A.	Italy	*
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States	*
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany	*
Gold	Heraeus Ltd. Hong Kong	China	*
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	*
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	*
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	*
Gold	Istanbul Gold Refinery	Turkey	*
Gold	Japan Mint	Japan	*
Gold	Jiangxi Copper Company Limited	China	*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	*
Gold	JSC Uralelectromed	Russia	*
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	*
Gold	Kaloti Precious Metals	UAE
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan	*
Gold	Kennecott Utah Copper LLC	United States	*
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	Poland	*
Gold	Kojima Chemicals Co., Ltd.	Japan	*
Gold	Korea Metal Co., Ltd.	Korea, Republic of
Gold	Korea Zinc Co. Ltd.	Korea, Republic of	*
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	*
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States	*
Gold	Matsuda Sangyo Co., Ltd.	Japan	*
Gold	Metalor Technologies (Hong Kong) Ltd.	China	*

Metal	Smelter or Refiner Name	Location	CFSP status
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	*
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies SA	Switzerland	*
Gold	Metalor USA Refining Corporation	United States	*
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	*
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	*
Gold	Mitsubishi Materials Corporation	Japan	*
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	*
Gold	MMTC-PAMP India Pvt., Ltd.	India	*
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russia	*
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey	*
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	*
Gold	Nihon Material Co., Ltd.	Japan	*
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	*
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	*
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia	*
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Novosibirsk Refinery	Russia	*
Gold	PAMP SA	Switzerland	*
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russia	*
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	*
Gold	PX Précinox SA	Switzerland	*
Gold	Rand Refinery (Pty) Ltd.	South Africa	*
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	United States	*
Gold	Royal Canadian Mint	Canada	*
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Korea, Republic of	*
Gold	SAMWON Metals Corp.	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	Germany	*
Gold	Schone Edelmetaal B.V.	Netherlands	*
Gold	SEMPSA Joyería Platería SA	Spain	*
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	*
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	*
Gold	Singway Technology Co., Ltd.	Taiwan	*
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	*
Gold	Solar Applied Materials Technology Corp.	Taiwan	*
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	*

Metal	Smelter or Refiner Name	Location	CFSP status
Gold	T.C.A S.p.A	Italy	*
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	*
Gold	The Great Wall Gold and Silver Refinery of China	China	*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	*
Gold	Tokuriki Honten Co., Ltd.	Japan	*
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic of	*
Gold	Umicore Brasil Ltda.	Brazil	*
Gold	Umicore Precious Metals Thailand	Thailand	*
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	*
Gold	United Precious Metal Refining, Inc.	United States	*
Gold	Valcambi SA	Switzerland	*
Gold	Western Australian Mint trading as The Perth Mint	Australia	*
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	*
Gold	Yokohama Metal Co., Ltd.	Japan	*
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	*
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	*
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	*
Tantalum	Conghua Tantalum and Niobium Smeltry	China	*
Tantalum	D Block Metals, LLC	United States	*
Tantalum	Duoluoshan	China	*
Tantalum	Exotech Inc.	United States	*
Tantalum	F&X Electro-Materials Ltd.	China	*
Tantalum	FIR Metals & Resource Ltd.	China	*
Tantalum	Global Advanced Metals Aizu	Japan	*
Tantalum	Global Advanced Metals Boyertown	United States	*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	*
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand	*
Tantalum	H.C. Starck GmbH Goslar	Germany	*
Tantalum	H.C. Starck GmbH Laufenburg	Germany	*
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	*
Tantalum	H.C. Starck Inc.	United States	*
Tantalum	H.C. Starck Ltd.	Japan	*
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany	*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	*
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	*
Tantalum	Jiujiang Tanbre Co., Ltd.	China	*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	*
Tantalum	KEMET Blue Metals	Mexico	*

Metal	Smelter or Refiner Name	Location	CFSP status
Tantalum	KEMET Blue Powder	United States	*
Tantalum	King-Tan Tantalum Industry Ltd.	China	*
Tantalum	LSM Brasil S.A.	Brazil	*
Tantalum	Metallurgical Products India Pvt., Ltd.	India	*
Tantalum	Mineração Taboca S.A.	Brazil	*
Tantalum	Mitsui Mining & Smelting	Japan	*
Tantalum	Molycorp Silmet A.S.	Estonia	*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	*
Tantalum	Plansee SE Liezen	Austria	*
Tantalum	Plansee SE Reutte	Austria	*
Tantalum	QuantumClean	United States	*
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	*
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	*
Tantalum	Solikamsk Magnesium Works OAO	Russia	*
Tantalum	Taki Chemicals	Japan	*
Tantalum	Telex Metals	United States	*
Tantalum	Tranzact, Inc.	United States	*
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	*
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	*
Tantalum	Zhuzhou Cemented Carbide	China	*
Tin	Alpha	United States	*
Tin	An Thai Minerals Company Limited	Vietnam	*
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	*
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China	*
Tin	China Tin Group Co., Ltd.	China	*
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	*
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	*
Tin	CV Ayi Jaya	Indonesia	*
Tin	CV Dua Sekawan	Indonesia	*
Tin	CV Gita Pesona	Indonesia	*
Tin	CV Serumpun Sebalai	Indonesia	*
Tin	CV United Smelting	Indonesia	*
Tin	CV Venus Inti Perkasa	Indonesia	*
Tin	Dowa	Japan	*
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	*
Tin	Elmet S.L.U. (Metallo Group)	Spain	*
Tin	EM Vinto	Bolivia	*
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland	*
Tin	Gejiu Kai Meng Industry and Trade LLC	China	*
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	*

Metal	Smelter or Refiner Name	Location	CFSP status
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	*
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	*
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	*
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	*
Tin	Melt Metais e Ligas S/A	Brazil	*
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States	*
Tin	Metallo-Chimique N.V.	Belgium	*
Tin	Mineração Taboca S.A.	Brazil	*
Tin	Minsur	Peru	*
Tin	Mitsubishi Materials Corporation	Japan	*
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	*
Tin	Novosibirsk Processing Plant Ltd	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	*
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	*
Tin	Operaciones Metalurgical S.A.	Bolivia	*
Tin	Phoenix Metal Ltd.	Rwanda	*
Tin	PT Alam Lestari Kencana	Indonesia	*
Tin	PT Aries Kencana Sejahtera	Indonesia	*
Tin	PT Artha Cipta Langgeng	Indonesia	*
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	*
Tin	PT Babel Inti Perkasa	Indonesia	*
Tin	PT Bangka Kudai Tin	Indonesia	*
Tin	PT Bangka Prima Tin	Indonesia	*
Tin	PT Bangka Putra Karya	Indonesia	*
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	*
Tin	PT Bangka Tin Industry	Indonesia	*
Tin	PT Belitung Industri Sejahtera	Indonesia	*
Tin	PT BilliTin Makmur Lestari	Indonesia	*
Tin	PT Bukit Timah	Indonesia	*
Tin	PT Cipta Persada Mulia	Indonesia	*
Tin	PT DS Jaya Abadi	Indonesia	*
Tin	PT Eunindo Usaha Mandiri	Indonesia	*
Tin	PT Fang Di MulTindo	Indonesia	*
Tin	PT Inti Stania Prima	Indonesia	*
Tin	PT Justindo	Indonesia	*
Tin	PT Karimun Mining	Indonesia	*
Tin	PT Mitra Stania Prima	Indonesia	*
Tin	PT Panca Mega Persada	Indonesia	*
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia	*

Metal	Smelter or Refiner Name	Location	CFSP status
Tin	PT Refined Bangka Tin	Indonesia	*
Tin	PT Sariwiguna Binasentosa	Indonesia	*
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia	*
Tin	PT Sukses Inti Makmur	Indonesia	*
Tin	PT Sumber Jaya Indah	Indonesia	*
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	*
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	*
Tin	PT Tinindo Inter Nusa	Indonesia	*
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia	*
Tin	PT Wahana Perkit Jaya	Indonesia	*
Tin	Resind Indústria e Comércio Ltda.	Brazil	*
Tin	Rui Da Hung	Taiwan	*
Tin	Soft Metais Ltda.	Brazil	*
Tin	Thaisarco	Thailand	*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	*
Tin	VQB Mineral and Trading Group JSC	Vietnam	*
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	*
Tin	Yunnan Tin Company Limited	China	*
Tin	Yunnan Tin Group (Holding) Company Limited	China	*
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	*
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	*
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	*
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	*
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	*
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	*
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	*
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	*
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	*
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	*
Tungsten	Global Tungsten & Powders Corp.	United States	*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	*
Tungsten	H.C. Starck GmbH	Germany	*
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	*
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	*
Tungsten	Hydrometallurg, JSC	Japan	*
Tungsten	Japan New Metals Co., Ltd.	Japan	*

Metal	Smelter or Refiner Name	Location	CFSP status
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	*
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	*
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	*
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	*
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	*
Tungsten	Kennametal Fallon	United States	*
Tungsten	Kennametal Huntsville	United States	*
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	*
Tungsten	Niagara Refining LLC	United States	*
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	*
Tungsten	Pobedit, JSC	Russia	*
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	*
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	*
Tungsten	Wolfram Bergbau und Hütten AG	Austria	*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	*
Tungsten	Xiamen Tungsten Co., Ltd.	China	*
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	*